UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006

CHARTWELL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	005-59509	95-3979080

(State or other jurisdiction	(Commission File No.)	(IRS Employee Identification No.)
of incorporation)

1124 Smith Street, Suite 304

Charleston, WV 25301

(Address and telephone number of principal executive offices) (Zip Code)

(304) 345-8700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 5, 2006, Middletown and New Jersey Railroad, Inc., a wholly-owned subsidiary of Chartwell International, Inc. (the “Company”) entered into an agreement with Tom Winant employing him as Manager of the Company (the “Offer Letter”). The term of Mr. Winant’s employment shall be two (2) years and commences on June 12, 2006.

Mr. Winant will be paid an annual salary of $120,000, including a $5,000 monthly draw against sales commissions. Mr. Winant will be granted an option to purchase up to 100,000 shares of Chartwell International Inc.’s common stock at $2.70 per share, with one-half vesting on June 5, 2007 and the remainder on June 5, 2008. Additionally, Mr. Winant will be eligible to receive performance based bonus option grants of 100,000 shares each at market price at the time of grant. Mr. Winant’s employment with the Company may be terminated (i) by mutual agreement of the Company and Mr. Winant; (ii) upon expiration of the term of his employment; (iii) upon death or disability of Mr. Winant; (iv) for cause by the Company; or (v) breach of the terms of the Offer Letter by the Company. In the event Mr. Winant is terminated without cause, Mr. Winant will be paid an amount equal to $90,000 for a period of six months. In the event Mr. Winant terminates his employment for breach by the Company, he will receive his base salary then in effect for the remaining term of his employment. In the event, the Company dissolves, liquidates or becomes insolvent, Chartwell International, Inc. will offer Mr. Winant a similar position at another of its wholly-owned subsidiaries in accordance with the terms of the Offer Letter.

Mr. Winant has extensive experience in project management and business development. Prior to joining the Company, he managed rail and truck transportation operations for 70 railcars and 550 containers and worked in sales and business development in the New Jersey and Pennsylvania area for a large multinational corporation. From March 2002 to December 2003, Mr. Winant worked as project manager for Unified Environmental Services Group. From 1989 to 1995, Mr. Winant worked as an engineer for several different organizations. Mr. Winant served in the New Jersey National Guard from 1988 to 1996. He received a Bachelor of Science in Civil Engineering from Lafayette College in 1989.

Mr. Winant has not previously held any positions with the Company or Chartwell and there have been no related party transactions between Mr. Winant and Chartwell. Mr. Winant has no family relationships with any director or executive officer of the Company or Chartwell, or persons nominated or chosen by the Company or Chartwell to become directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTWELL INTERNATIONAL, INC.,
a Nevada Corporation

Dated: June 2, 2006	By:	/s/ Paul Biberkraut
Name: Paul Biberkraut
Title: Chief Financial and Administrative Officer

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